UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549


                              FORM S-8

        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                        ENEFTECH CORPORATION
         ------------------------------------------------------
         (Exact name of registrant as specified in its charter)


                                Texas
     --------------------------------------------------------------
     (State or other jurisdiction of incorporation or organization)


                              76-0676166
                  ------------------------------------
                  (I.R.S. Employer Identification No.)


     92 Corporate Park, Ste. C #273, Irvine, CA        92606-5106
     ------------------------------------------------------------
    (Address  of  Principal  Executive  Offices)      (Zip  Code)


                      2001 STOCK INCENTIVE PLAN
                    -----------------------------
                       (Full title of the plan)


                      Mary Jean Buerer - President
          92 Corporate Park, Ste. C #273, Irvine, CA 92606

                            (949) 862-5834
 ------------------------------------------------------------------
      (Name, address and telephone number of agent for service)


                    CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------
Title of           Amount to be    Proposed Maximum    Proposed Maximum    Amount of
Securities to be   Registered      Offering Price      Aggregate Offering  Registration
Registered                         Per Share           Price               Fee
----------------------------------------------------------------------------------------
$0.0001 par value  2,500,000       $0.0001             $250.00             $1.00
Common Stock
----------------------------------------------------------------------------------------
Totals             2,500,000       $0.0001             $250.00             $1.00
----------------------------------------------------------------------------------------


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Calculated solely for the purpose of this offering under Rule
457(h)(1) of the Securities Act of 1933, as amended, on the basis of the book value of such securities computed as of the latest practicable date prior to the date of filing the registration statement.


                            PROSPECTUS

                      ENEFTECH CORPORATION
                  92 Corporate Park, Ste. C #273
                      Irvine, CA 92606-5106
                         (949) 862-5834

                (2,500,000 SHARES OF COMMON STOCK)

     This Prospectus relates to the offer and sale by ENEFTECH CORPORATION ("ENEFTECH") a Texas corporation (the "Company") of shares of its Common Stock, $0.0001 par value (the "Common Stock") pursuant to its 2001 STOCK INCENTIVE PLAN. The Company is registering hereunder and then issuing upon receipt of adequate consideration therefore to its employees, officers, directors or consultants shares of the Common Stock in consideration for services rendered or to be rendered and payments made under the 2001 STOCK INCENTIVE PLAN.

     THESE  SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The date of this Prospectus is November 30, 2001.



                              PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM  1.  PLAN  INFORMATION

GENERAL PLAN INFORMATION

TITLE OF THE PLAN AND NAME OF THE REGISTRANT

The registrant, ENEFTECH CORPORATION, whose principal offices are located at 92 Corporate Park, Suite C #273, Irvine, CA 92606-5106 shall offer its securities pursuant to its 2001 STOCK INCENTIVE PLAN.

GENERAL NATURE AND PURPOSES OF THE PLAN

The purpose of the Eneftech Corporation 2001 Stock Incentive Plan (hereinafter referred to as the "Plan") is to assist in attracting and retaining highly competent key employees, non-employee directors and consultants and to act as an incentive in motivating key employees, non-employee directors, legal counsel and consultants of Eneftech Corporation and its Subsidiaries (as defined below) to achieve long-term corporate objectives.

The Plan has been approved by the Board of Directors (hereinafter referred to as the "Board") of Eneftech Corporation (hereinafter referred to as the "Company"), to be effective as of October 26, 2001 (the "Effective Date"). The Plan is intended to be a broad based plan which all employees of the Company are eligible for, and grants to be made to management personnel and members of the board of directors shall not exceed 50% of the total number of shares issuable under the Plan. Therefore the Plan does not require shareholder approval pursuant to applicable rules and regulations of the NASDAQ Stock Market. The Plan shall remain in effect until terminated by action of the Board. A copy of the 2001 STOCK INCENTIVE PLAN has been filed as an exhibit to this Registration Statement.

The Board shall have complete power and authority to amend the Plan at any time without the authorization or approval of the Company's stockholders, unless the amendment (i) materially increases the benefits accruing to Participants under the Plan,
(ii) materially increases the aggregate number of securities that may be issued under the Plan or (iii) materially modifies the requirements as to eligibility for participation in the Plan, but in each case only to the extent then required by the Code or applicable law, or deemed necessary or advisable by the Board. No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted under the Plan, materially adversely affect the right of such individual under such Award.

The Board shall have the right and the power to terminate the Plan at any time. No Award shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any Award outstanding at the time of the termination of the Plan may be exercised after termination of the Plan at any time prior to the expiration date of such Award to the same extent such Award would have been exercisable had the Plan not been terminated.

ERISA

The Plan IS NOT subject to any provisions of the Employee
Retirement Income Security Act of 1974 ("ERISA").

ADDITIONAL INFORMATION

This Prospectus is not part of any Registration Statement which was filed and been effective under the Securities Act of 1933 as amended (the Act) and does not contain all of the information set forth in the Registration Statement, certain portions of which have seen offered pursuant to the rules and regulations promulgated by the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act. The statements in this Prospectus as to the contents of any contracts or other documents filed as an exhibit to either the Registration Statement or other filings of the Company with the Commission are qualified in their entirety by the reference thereto. A copy of any document or part thereof incorporated by reference in this Prospectus but not delivered herewith will be furnished without charge upon written or oral request. Requests should be addressed to: ENEFTECH CORPORATION, 92 Corporate Park, Ste. C #273, Irvine, CA 92606-5106, telephone (949) 862-5834.

The Company is subject to the reporting requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. These reports as well as the proxy statements, information statements and other information filed by the Company under the Exchange Act may be reviewed and copied at the public reference facilities maintained by the Commission at 450 Fifth Street N.C. Washington D.C. 20549. Copies may be obtained at the prescribed rates.

No person has been authorized to give any information or to make any representation, other than those contained in this Prospectus, and if given or made, such other information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer or a solicitation by anyone in any state in which such is not authorized or in which the person making such is not qualified or to any one to whom it is unlawful to make an offer or solicitation.

Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has not been a change in the affairs of the Company since the date hereof.

PLAN ADMINISTRATION

The Plan shall be administered by a committee of the Board
(the "Committee") comprised of at least one person. The Committee shall have exclusive and final authority in each determination, interpretation or other action affecting the Plan and its Participants. The Committee shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Awards as it determines appropriate, and to take such steps in connection with the Plan and Awards granted hereunder as it may deem necessary or advisable. The Committee may, subject to compliance with applicable legal requirements, with respect to Participants who are not subject to Section 16(b) of the Exchange Act, delegate such of its powers and authority under the Plan as it deems appropriate to designated officers or employees of the Company. In addition, the Board may exercise any of the authority conferred upon the Committee hereunder. In the event of any such delegation of authority or exercise of authority by the Board, references in the Plan to the Committee shall be deemed to refer to the delegate of the Committee or the Board, as the case may be.

SECURITIES TO BE OFFERED

The total number of shares initially authorized to be issued under the Plan shall be 2,500,000 shares of Common Stock upon effectiveness of this registration Statement. The number of shares available for issuance under the Plan shall be subject to adjustment in accordance with Section 9.7 of the Eneftech Corporation, 2001 Stock Incentive Plan. The shares to be offered under the Plan shall be authorized and unissued shares of Common Stock, or issued shares of Common Stock which will have been reacquired by the Company.

EMPLOYEES WHO MAY PARTICIPATE IN THE PLAN

Participants in the Plan shall be such key employees, consultants, legal counsel and non-employee directors of the Company and its Subsidiaries, whether or not members of the Board, as the Committee, in its sole discretion, may designate from time to time. The Committee's designation of a Participant in any year shall not require the Committee to designate such person to receive Awards in any other year. The designation of a Participant to receive an Award under one portion of the Plan does not require the Committee to include such Participant under other portions of the Plan. The Committee shall consider such factors, as it deems pertinent in selecting Participants and in determining the types and amounts of their respective Awards. Subject to adjustment in accordance with Section 9.7 of the Eneftech Corporation 2001
Stock Incentive Plan. , during any fiscal year no Participant shall be granted Awards in respect of more than 500,000 shares of Common Stock.

PURCHASE OF SECURITIES PURSUANT TO THE PLAN

Regarding any options to purchase shares or stock of acquired companies, the following policy shall be in force: After any merger in which the Company or a Subsidiary shall be a surviving corporation, the Committee may grant substituted options under the provisions of the Plan, pursuant to Section 424 of the Code, replacing old options granted under a plan of another party to the merger whose shares of stock subject to the old options may no longer be issued following the merger. The manner of application of the foregoing provisions to such options and any appropriate adjustments shall be determined by the Committee in its sole discretion. Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any Options.

RESALE RESTRICTIONS

With regards to Restricted Share Awards , none of the Restricted Shares may be sold, assigned, pledged, hypothecated or transferred without Registration under the Securities Act of 1933 as amended or exemption there from. It is anticipated that at the time of issuance the Company will have in effect a Registration Statement on Form S-8 or such other comparable form such that the Restricted Shares will be registered for resale upon issuance.

Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, or at such earlier time as provided under the provisions of Section 7.3 of the Eneftech Corporation 2001 Stock Incentive Plan, the restrictions applicable to the Restricted Shares shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 9.5 of the Eneftech Corporation 2001 Stock Incentive Plan, the Company shall deliver to the Participant or, in case of the Participant's death, to the Participant's Beneficiary, one or more share certificates for the appropriate number of shares of Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

TAX EFFECTS OF PLAN PARTICIPATION

The Eneftech Corporation 2001 Stock Incentive Plan is not a qualified plan under Section 401(a) of the Internal Revenue Code.

The Company shall be entitled, if the Committee deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable and/or shares issuable under such Participant's Award and the Company may defer payment of cash or issuance of shares upon exercise or vesting of an Award unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Committee and shall be payable by the Participant at such time as the Committee determines in accordance with the following rules:

(a) The Participant shall have the right to elect to meet his or her withholding requirement (i) by having withheld from such Award at the appropriate time that number of shares of Common Stock, rounded up to the next whole share, the Fair Market Value of which is equal to the amount of withholding taxes due, (ii) by direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to such Award or (iii) by a combination of withholding such shares and paying cash.

(b) The Committee shall have the discretion as to any Award to cause the Company to pay to tax authorities for the benefit of the applicable Participant, or to reimburse such Participant for, the individual taxes which are due on the grant, exercise or vesting of any Award or the lapse of any restriction on any Award (whether by reason of such Participant's filing of an election under Section 83
(b) of the Code or otherwise), including, but not limited to, Federal income tax, state income tax, local income tax and excise tax under
Section 4999 of the Code, as well as for any such taxes as may be imposed upon such tax payment or reimbursement.

(c) In the case of Participants who are subject to Section 16 of the Exchange Act, the Committee may impose such limitations and restrictions as it deems necessary or appropriate with respect to the delivery or withholding of shares of Common Stock to meet tax withholding obligations.

INVESTMENT OF FUNDS

Not Applicable

WITHDRAWAL FROM THE PLAN; ASSIGNMENT OF INTEREST

Unless otherwise provided below or in Section 8.3 of the Eneftech
Corporation 2001 Stock Incentive Plan., in the case of a Participant's Termination of Employment prior to the end of an Award Period, the Participant will not have earned any Performance Awards for that Award Period.

If a Participant's Termination of Employment is because of Retirement prior to the end of an Award Period, the Participant will not be paid any Performance Award, unless the Committee, in its sole and exclusive discretion, determines that an Award should be paid. In such a case, the Participant shall be entitled to receive a pro-rata portion of his or her Award as determined under subsection (d) of Section 8.2 of the Eneftech Corporation 2001 Stock Incentive Plan.

If a Participant's Termination of Employment is due to death or to disability (as determined in the sole and exclusive discretion of the Committee) prior to the end of an Award Period, the Participant or the Participant's personal representative shall be entitled to receive a pro-rata share of his or her Award as determined under subsection (d) of Section 8.2 of the Eneftech Corporation 2001 Stock Incentive Plan.

The amount of any payment to be made to a participant whose employment is terminated by Retirement, death or disability
(under the circumstances described in subsections (b) and (c)) will be the amount determined by multiplying (i) the amount of the Performance Award that would have been earned through the end of the Award Period had such employment not been terminated by (ii) a fraction, the numerator of which is the number of whole months such Participant was employed during the Award Period, and the denominator of which is the total number of months of the Award Period. Any such payment made to a Participant whose employment is terminated prior to the end of an Award Period shall be made at the end of such Award Period, unless otherwise determined by the Committee in its sole discretion. Any partial payment previously made or credited to a deferred account for the benefit of a Participant in accordance with Section 8.1 (d) of the Eneftech Corporation 2001 Stock Incentive Plan, shall be subtracted from the amount otherwise determined as payable as provided in
Section 8.2(d) of the Eneftech Corporation 2001 Stock
Incentive Plan.

Notwithstanding anything to the contrary in this Article VIII, the Committee may, in its sole and exclusive discretion, determine to pay all or any portion of a Performance Award to a Participant who has terminated employment prior to the end of an Award Period under certain circumstances (including the death, disability or Retirement of the Participant or a material change in circumstances arising after the Date of Grant), subject to such terms and conditions as the Committee shall deem appropriate.

Except as provided in Section 7.1(c) of the Eneftech Corporation 2001 Stock Incentive Plan, in the case of Restricted
Shares, a Participant's rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution and, during the lifetime of a Participant, only the Participant personally (or the Participant's personal representative) may exercise rights under the Plan. The Participant's Beneficiary may exercise the Participant's rights to the extent they are exercisable under the Plan following the death of the Participant.

FORFEITURES AND PENALTIES

With regards to any awards of Restricted shares, the following holds true:

Subject to Sections 7.2(b) and 7.3 of the Eneftech Corporation 2001 Stock Incentive Plan, Restricted Shares shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Shares shall terminate unless the Participant continues in the service of the Company or a Subsidiary as an employee until the expiration of the forfeiture period for such Restricted Shares and satisfies any and all other conditions set forth in the Award Agreement. The Committee shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Share
Award.

Notwithstanding anything contained in this Article VII to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, disability or Retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares) as the Committee shall deem appropriate.

CHARGES AND DEDUCTIONS AND LEINS THEREFOR

Not Applicable


ITEM  2.  REGISTRANT  INFORMATION  AND  EMPLOYEE  PLAN  ANNUAL
          INFORMATION

A copy of any document or part hereof incorporated by reference in this Registration Statement but not delivered with this Prospectus or any document required to be delivered pursuant to Rule 428(b) under the Securities Act will be furnished without charge upon written or oral request. Requests should be addressed to: ENEFTECH CORPORATION, 92 Corporate Park, Ste. C #273, Irvine, CA 92606-5106, telephone (949) 862-5834.



                              PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item  3.  INCORPORATION  OF  DOCUMENTS  BY  REFERENCE

The following documents filed by Eneftech Corporation(the
"Company") under the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference:

          (a)  The Company's latest Form 8-K/A Amended Current
               Report, filed with the SEC on November 20, 2001.

          (b) The Company's Form 8-K Current Report, filed with the SEC on November 08, 2001.

          (c) The Company's 10QSB Quarterly Report, filed with the SEC on October 02, 2001.

          (d) The Company's 10QSB Quarterly Report, filed with the SEC on July 31, 2001.

          (e) The description of the Company's Common Stock contained in the Company's 10SB12G Registration Statement filed on May 08, 2001 with the SEC under the Exchange Act and subsequent amendments and reports filed to update such description.

          (f) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since November 20, 2001; and


All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently filed document which is also incorporated by reference herein modified or superseded such statement.


Item  4.  DESCRIPTION  OF  SECURITIES

Not  applicable.


Item  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL

Not  applicable.


Item  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

The Bylaws of the Registrant provide for indemnification to the fullest extent allowed under the Texas Business Corporations Act. Generally,under this Act, a corporation has the power to indemnify any person who is made a party to any civil, criminal, administrative or investigative proceeding, other than action by or any right of the corporation, by reason of the fact that such person was a director, officer, employee or agent of the corporation, against expenses, including reasonable attorney's fees, judgments, fines and amounts paid in settlement of any such actions; provided, however, in any criminal proceeding, the indemnified person shall have had no reason to believe the conduct committed was unlawful. It is the position of the Securities and Exchange Commission that indemnification against liabilities for violations of the federal securities laws, rules and regulations is against public policy.


Item  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED

Not  applicable.


Item  8.  EXHIBITS

     Exhibit Number                 Description

          4.1                       2001 Stock Incentive Plan*

          4.2                       Stock Grant Agreement*

          5.0                       Opinion of William Stocker, Esq.
                                    Re Legality of the Securities
                                    Registered*

         15.0                       Not Applicable

         23.0                       Consent of William Stocker, Esq.
                                    Special Counsel to the
                                    Registrant, filed as part
                                    of Exhibit 5 hereof*

         24.0                       Not Applicable

         99.0                       Not Applicable


     *Filed herewith


Item  9.  UNDERTAKINGS

The  undersigned  Company  hereby  undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person of the Company in the successful defense of that action suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                         SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 30th day of November, 2001.


                          ENEFTECH CORPORATION

                          By:  /s/  Mary Jean Buerer
                               Mary Jean Buerer, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


     Signature               Title           Dated
     ---------               -----           -----

By:  /s/Mary Jean Buerer     Director       November 30, 2001
     Mary Jean Buerer

By:  /s/Meinrad Beurer       Director       November 30, 2001
     Meinrad Buerer

By:  /s/El Hadj Malick Kane  Director       November 30, 2001
     El Hadj Malick Kane





                          EXHIBIT INDEX

EXHIBIT 4.1

         ENEFTECH CORPORATION 2001 STOCK INCENTIVE PLAN

                           ARTICLE 1.

               PURPOSE AND ADOPTION OF THE PLAN

1.1. Purpose. The purpose of the Eneftech Corporation 2001 Stock Incentive Plan (hereinafter referred to as the "Plan") is to assist in attracting and retaining highly competent key employees, non-employee directors and consultants and to act as an incentive in motivating key employees, non-employee directors, legal counsel and consultants of Eneftech Corporation and its Subsidiaries (as defined below)to achieve long-term corporate objectives.

1.2. Adoption and Term. The Plan has been approved by the Board of Directors (hereinafter referred to as the "Board") of Eneftech Corpoation (hereinafter referred to as the "Company"), to be effective as of October 26, 2001 (the "Effective Date"). The Plan is intended to be a broad based plan which all employees of the Company are eligible for, and grants to be made to management personnel and members of the board of directors shall not exceed 50% of the total number of shares issuable under the Plan. Therefore the Plan does not require shareholder approval pursuant to applicable rules and regulations of the NASDAQ Stock Market. The Plan shall remain in effect until terminated by action of the Board.


                            ARTICLE II.


                           DEFINITIONS

For the purposes of this Plan, capitalized terms shall have the following meanings:

2. 1. Award means any grant to a Participant of one or more of a combination of Restricted Shares described in Article VII and Performance Awards described in Article VIII.

2.2. Award Agreement means a written agreement between the Company and a Participant or a written notice from the Company to a Participant specifically setting forth the terms and conditions of an Award granted under the Plan.

2.3. Award Period means, with respect to an Award, the period of time set forth in the Award Agreement during which specified target performance goals must be achieved or other conditions set forth in the Award Agreement must be satisfied.

2.4. Beneficiary means an individual, trust or estate who or which, by a written designation of the Participant filed with the Company or by operation of law, succeeds to the rights and obligations of the Participant under the Plan and an Award Agreement upon the Participant's death.

2.5. Board means the Board of Directors of the Company.

2.6. Change in Control means, and shall be deemed to have occurred upon the occurrence of, any one of the following events:

(a) The acquisition in one or more transactions by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule l3d-3 promulgated under the Exchange Act) of shares or other securities (as defined in Section 3(a)(10) of the Exchange Act) representing 30% or more of either (I) the Outstanding Common Stock or (ii) the Company Voting Securities; provided, however, that a Change in Control as defined in this clause (a) shall not be deemed to occur in connection with any acquisition by the Company, an employee benefit plan of the Company or any Person who immediately prior to the Effective Date is a holder of Outstanding Common Stock or Company Voting Securities (a "Current Stockholder") so long as such acquisition does not result in any Person other than the Company, such employee benefit plan or such Current Stockholder beneficially owning shares or securities representing 30% or more of either the Outstanding
Common Stock or Company Voting Securities; or

(b) Any election has occurred of persons as directors of the Company that causes two-thirds or more of the Board to consist of persons other than (i) persons who, were members of the Board on the Effective Date and (ii) persons who were nominated by the Board for election as members of the Board at a time when at least two-thirds of the Board consisted of persons who were members of the Board on the Effective Date; provided, however, that any person nominated for election by the Board when at least two-thirds of the members of the Board are persons described in subclause (i) or (ii) and persons who were themselves previously nominated in accordance with this clause (b) shall, for this purpose, be deemed to have been nominated by a Board composed of persons described in subclause (ii); or

(c) Approval by the stockholders of the Company of a reorganization, merger, consolidation or similar transaction
(a "Reorganization Transaction"), in each case, unless, immediately following such Reorganization Transaction, more than 50% of, respectively, the outstanding shares of common stock (or similar equity security) of the corporation or other entity resulting from or surviving such Reorganization Transaction and the combined voting power of the securities of such corporation or other entity entitled to vote generally in the election of directors, is then beneficially owned, directly or indirectly, by the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and the Company Voting Securities immediately prior to such Reorganization Transaction in substantially the same proportions as their ownership of the Outstanding Common Stock and Company Voting Securities immediately prior to such Reorganization Transaction; or

(d) Approval by the stockholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company to a corporation or other entity, unless, with respect to such corporation or other entity, immediately following such sale or other disposition more than 50% of, respectively, the outstanding shares of common stock (or similar equity security) of such corporation or other entity and the combined voting power of the securities of such corporation or other entity entitled to vote generally in the election of directors, is then beneficially owned, directly or indirectly, by the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and the Company Voting Securities immediately prior to such sale or disposition in substantially the same proportions as their ownership of the Outstanding
Common Stock and Company Voting Securities immediately prior to such sale or disposition.

2.7 Code means the Internal Revenue Code of 1986, as amended.
References to a section of the Code include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

2.8 Committee means the committee established in accordance with
Section 3.1.

2. 9. Company means Eneftech Corporation, a Texas Corporation, and its successors.

2.10 Common Stock means Common Stock of the Company, par value
$0.0001 per share.

2.11. Company Voting Securities means the combined voting power of all outstanding securities of the Company entitled to, vote generally in the election of directors of the Company.

2.12. Date of Grant means the date designated by the Committee as the date as of which it grants an Award, which shall not be earlier than the date on which the Committee approves the granting of such Award.

2.13. Effective Date shall have the meaning given to such term in
Section 1.2.

2.14. Exchange Act means the Securities Exchange Act of 1934, as amended.

2.15. Merger means any merger, reorganization, consolidation, share exchange, transfer of assets or other transaction having similar effect involving the Company.

2.16. Non-Employee Director means a member of the Board who (i) is not currently an officer or otherwise employed by the Company or a parent or a subsidiary of the Company, (ii) does not receive compensation directly or indirectly from the Company or a parent or a subsidiary of the Company for services rendered as a consultant or in any capacity other than as a director, except for an amount for which disclosure would not be required pursuant to Item 404(a) of Regulation S-K, (iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to
Item 404(a) of Regulation S-K, and (iv) is not engaged in a business relationship for which disclosure would be required pursuant to Item 35*.0025404(b) of Regulation S-K.

2.17. Outstanding Common Stock means, at any time, the issued and outstanding shares of Common Stock.

2.18. Participant means a person designated to receive an Award under the Plan in accordance with Section 5. 1.

2.19. Performance Awards means Awards granted in accordance with
Article VIII.

2.20. Plan means the Eneftech Corporation,  2001 Stock Incentive
Plan as described herein, as the same may be amended from time to time.

2.21 Restricted Shares means Common Stock subject to restrictions imposed in connection with Awards granted under Article VII.

2.22. Retirement means early or normal retirement under a pension plan or arrangement of the Company or one of its Subsidiaries in which the Participant participates.

2.23. Subsidiary means a subsidiary of the Company within the meaning of Section 424(f)of the Code.

2.24. Termination of Employment means the voluntary or involuntary termination of a Participant's employment with the Company or a Subsidiary for any reason, including death, disability, retirement or as the result of the divestiture of the Participant's employer or any similar transaction in which the Participant's employer ceases to be the Company or one of its Subsidiaries. Whether entering military or other government service shall constitute Termination of Employment, or whether a Termination of Employment shall occur as a result of disability, shall be determined in each case by the Committee in its sole discretion. In the case of a consultant who is not an employee of the Company or a Subsidiary, Termination of Employment shall mean voluntary or involuntary termination of the consulting relationship for any reason. In the case of a Non-Employee Director, Termination of Employment shall mean voluntary or involuntary termination, non-election, removal or other act which results in such Non-Employee Director no longer serving in such capacity.


                           ARTICLE III.


                          ADMINISTRATION


3.1. Committee. The Plan shall be administered by a committee of the Board (the "Committee") comprised of at least one person. The Committee shall have exclusive and final authority in each determination, interpretation or other action affecting the Plan and its Participants. The Committee shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Awards as it determines appropriate, and to take such steps in connection with the Plan and Awards granted hereunder as it may deem necessary or advisable. The Committee may, subject to compliance with applicable legal requirements, with respect to Participants who are not subject to Section 16(b) of the Exchange Act, delegate such of its powers and authority under the Plan as it deems appropriate to designated officers or employees of the Company. In addition, the Board may exercise any of the authority conferred upon the Committee hereunder. In the event of any such delegation of authority or exercise of authority by the Board, references in the Plan to the Committee shall be deemed to refer to the delegate of the Committee or the Board, as the case may be.


                            ARTICLE IV.


                              SHARES

4.1. Number of Shares Issuable. The total number of shares initially authorized to be issued under the Plan shall be 2,500,000 shares of Common Stock. The number of shares available for issuance under the Plan shall be subject to adjustment in accordance with
Section 9.7. The shares to be offered under the Plan shall be authorized and unissued shares of Common Stock, or issued shares of Common Stock which will have been reacquired by the Company.


                            ARTICLE V.


                          PARTICIPATION

5.1. Eligible Participants. Participants in the Plan shall be such key employees, consultants, legal counsel and non- employee directors of the Company and its Subsidiaries, whether or not members of the Board, as the Committee, in its sole discretion, may designate from time to time. The Committee's designation of a Participant in any year shall not require the Committee to designate such person to receive Awards in any other year. The designation of a Participant to receive an Award under one portion of the Plan does not require the Committee to include such Participant under other portions of the Plan. The Committee shall consider such factors, as it deems pertinent in selecting Participants and in determining the types and amounts of their respective Awards. Subject to adjustment in accordance with
Section 9.7, during any fiscal year no Participant shall be granted Awards in respect of more than 500,000 shares of Common Stock.


                            ARTICLE VI.


                      INTENTIONALLY LEFT BLANK


                           ARTICLE VII.


                        RESTRICTED SHARES


7.1. Restricted Share Awards. The Committee may grant to any Participant an Award of such number of shares of Common Stock on such terms, conditions and restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of purchased or designated shares of Common Stock or other criteria, as the Committee shall establish. It is not a criteria of the Plan that the Restricted Shares be issued pursuant to any specific criteria. With respect to performance-based Awards of Restricted Shares intended to qualify for deductibility under Section 162(m) of the Code, performance targets will include specified levels of one or more of operating income, return or investment, return on stockholders' equity, earnings before interest, taxes, depreciation and amortization and/or earnings per share. The terms of any RestrictedShare Award granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan.

(a) Issuance of Restricted Shares. As soon as practicable after the Date of Grant of a Restricted Share Award by the Committee, the Company shall cause to be transferred on the books of the Company or its agent, shares of Common Stock, registered on behalf of the Participant, evidencing the Restricted Shares covered by the Award, subject to forfeiture to the Company as of the Date of Grant if an Award Agreement with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company. All shares of Common Stock covered by Awards under this Article VII shall be subject to the restrictions, terms and conditions contained in the Plan and the applicable Award Agreements entered into by the appropriate Participants. Until the lapse or release of all restrictions applicable to an Award of Restricted Shares the share certificates representing such Restricted Shares may be held in custody by the Company, its designee, or, if the certificates bear a restrictive legend, by the Participant. Upon the lapse or release of all restrictions with respect to an Award as described in Section 7.1 (d), one or more share certificates, registered in the name of the Participant, for an appropriate number of shares as provided in Section 7.1 (d), free of any restrictions set forth in the Plan and the related Award Agreement (however subject to any restrictions that may be imposed by law) shall be delivered to the Participant.

(b) Stockholder Rights. Beginning on the Date of Grant of a Restricted Share Award and subject to execution of the related Award Agreement as provided in Section 7.1 (a), and except as otherwise provided in such Award Agreement, the Participant shall become a stockholder of the Company with respect to all shares subject to the Award Agreement and shall have all of the rights of a stockholder, including, but not limited to, the right to vote such shares and the right to receive dividends; provided, however, that any shares of Common Stock distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such Restricted Shares and held or restricted as provided in Section 7.1 (a).

(c) Registration of Shares. None of the Restricted Shares may be sold, assigned, pledged, hypothecated or transferred without Registration under the Securities Act of 1933 as amended or exemption there from. It is anticipated that at the time of issuance the Company will have in effect a Registration Statement on Form S-8 or such other comparable form such that the Restricted Shares will be registered for resale upon issuance.

(d) Delivery of Shares Upon Vesting. Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, or at such earlier time as provided under the provisions of Section 7.3, the restrictions applicable to the Restricted Shares shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 9.5, the Company shall deliver to the Participant or, in case of the Participant's death, to the Participant's Beneficiary, one or more share certificates for the appropriate number of shares of Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

7.2. Terms of Restricted Shares.

(a) Forfeiture of Restricted Shares. Subject to Sections 7.2(b) and 7.3, Restricted Shares shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Shares shall terminate unless the Participant continues in the service of the Company or a Subsidiary as an employee until the expiration of the forfeiture period for such Restricted Shares and satisfies any and all other conditions set forth in the Award Agreement. The Committee shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Share Award.

(b) Waiver of Forfeiture Period. Notwithstanding anything contained in this Article VII to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, disability or Retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares) as the Committee shall deem appropriate.

7.3. Change in Control. Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all restrictions applicable to the Restricted Share Award shall terminate fully and the Participant shall immediately have the right to the delivery of share certificates for such shares in accordance with Section 7.1 (d).


                          ARTICLE VIII.


                        PERFORMANCE AWARDS

8.1. Performance Awards.

(a) Award Periods and Calculations of Potential Incentive Amounts. The Committee may grant Performance Awards to Participants. A Performance Award shall consist of the right to receive a payment (measured by the Fair Market Value of a specified number of shares of Common Stock, increases in such Fair Market Value during the Award Period and/or a fixed cash amount) contingent upon the extent to which certain predetermined performance targets have been met during an Award Period. Performance Awards may be made in conjunction with, or in addition to, Restricted Share Awards made under Article VII. The Award Period shall be two or more fiscal or calendar years as determined by the Committee. The Committee, in its discretion and under such terms as it deems appropriate, may permit newly eligible employees, such as those who are promoted or newly hired, to receive Performance Awards after an Award Period has commenced.

(b) Performance Targets. The performance targets may include such goals related to the performance of the Company and/or the performance of a Participant as may be established by the Committee in its discretion. In the case of Performance Awards intended to qualify for deductibility under Section 162(m) of the Code, the targets will include specified levels of one or more of operating income, return on investment, return on stockholders' equity, earnings before interest, taxes, depreciation and amortization and/or earnings per share. The performance targets established by the Committee may vary for different Award Periods and need not be the same for each Participant receiving a Performance Award in an Award Period. Except to the extent inconsistent with the performance-based compensation exception under Section 162(m) of the Code, in the case of Performance Awards granted to employees to whom such section is applicable, the Committee, in its discretion, but only under extraordinary circumstances as determined by the Committee, may change any prior determination of performance targets for any Award Period at any time prior to the final determination of the value of a related Performance Award when events or transactions occur to cause such performance targets to be an inappropriate measure of achievement.

(c) Earning Performance Awards. The Committee, on or as soon as practicable after the Date of Grant, shall prescribe a formula to determine the percentage of the applicable Performance Award to be earned based upon the degree of attainment of performance targets.

(d) Payment of Earned Performance Awards. Payments of earned Performance Awards shall be made in cash or shares of Common Stock or a combination of cash and shares of Common Stock, in the discretion of the Committee. The Committee, in its sole discretion, may provide such terms and conditions with respect to the payment of earned Performance Awards, as it may deem desirable.

8.2. Terms of Performance Awards.

(a) Termination of Employment. Unless otherwise provided below or in Section 8.3, in the case of a Participant's
Termination of Employment prior to the end of an Award Period, the Participant will not have earned any Performance Awards for that Award Period.

(b) Retirement. If a Participant's Termination of Employment is because of Retirement prior to the end of an Award Period, the Participant will not be paid any Performance Award, unless the Committee, in its sole and exclusive discretion, determines that an Award should be paid. In such a case, the Participant shall be entitled to receive a pro-rata portion of his or her Award as determined under subsection (d) of this Section 8.2.

(c) Death or Disability. If a Participant's Termination of Employment is due to death or to disability (as determined in the sole and exclusive discretion of the Committee) prior to the end of an Award Period, the Participant or the Participant's personal representative shall be entitled to receive a pro-rata share of his or her Award as determined under subsection (d) of this Section 8.2.

(d) Pro-Rata Payment. The amount of any payment to be made to a participant whose employment is terminated by Retirement, death or disability (under the circumstances described in subsections (b) and (c)) will be the amount determined by multiplying (i) the amount of the Performance Award that would have been earned through the end of the Award Period had such employment not been terminated by (ii) a fraction, the numerator of which is the number of whole months such Participant was employed during the Award Period, and the denominator of which is the total number of months of the Award Period. Any such payment made to a Participant whose employment is terminated prior to the end of an Award Period shall be made at the end of such Award Period, unless otherwise determined by the Committee in its sole discretion. Any partial payment previously made or credited to a deferred account for the benefit of a Participant in accordance with Section 8. 1 (d) of the Plan shall be subtracted from the amount otherwise determined as payable as provided in this Section 8.2(d).

(e) Other Events. Notwithstanding anything to the contrary in this Article VIII, the Committee may, in its sole and exclusive discretion, determine to pay all or any portion of a Performance Award to a Participant who has terminated employment prior to the end of an Award Period under certain circumstances (including the death, disability or Retirement of the Participant or a material change in circumstances arising after the Date of Grant), subject to such terms and conditions as the Committee shall deem appropriate.

8.3. Change in Control. Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all Performance Awards for all Award Periods shall immediately become fully payable to all Participants and shall be paid to Participants within thirty (30) days after such Change in Control.


                          ARTICLE IX.


    TERMS APPLICABLE TO ALL AWARDS GRANTED UNDER THE PLAN

9.1. Plan Provisions Control Award Terms. The terms of the Plan shall govern all Awards granted under the Plan, and in no event shall the Committee have the power to grant any Award under the Plan the terms of which are contrary to any of the provisions of the Plan. In the event any provision of any Award granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of such Award, the term in the Plan as constituted on the Date of Grant of such Award shall control. Except as provided in Section 9.3 and Section 9.7, the terms of any Award granted under the Plan may not be changed after the Date of Grant of such Award so as to materially decrease the value of the Award without the express written approval of the holder.

9.2. Award Agreement. No person shall have any rights under any Award granted under the Plan unless and until the Company and the Participant to whom such Award shall have been granted shall have executed and delivered an Award Agreement or the Participant shall have received and acknowledged notice of the Award authorized by the Committee expressly granting the Award to such person and containing provisions setting forth the terms of the Award.

9.3. Modification of Award After Grant. No Award granted under the Plan to a Participant may be modified (unless such modification does not materially decrease the value of that Award) after its Date of Grant except by express written agreement between the Company and such Participant, provided that any such change (a) may not be inconsistent with the terms of the Plan, and (b) shall be approved by the Committee.

9.4. Limitation on Transfer. Except as provided in Section 7.1(c) in the case of Restricted Shares, a Participant's rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution and, during the lifetime of a Participant, only the Participant personally (or the Participant's personal representative) may exercise rights under the Plan. The Participant's Beneficiary may exercise the Participant's rights to the extent they are exercisable under the Plan following the death of the Participant.

9.5. Taxes. The Company shall be entitled, if the Committee deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable and/or shares issuable under such Participant's Award and the Company may defer payment of cash or issuance of shares upon exercise or vesting of an Award unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Committee and shall be payable by the Participant at such time as the Committee determines in accordance with the following rules:

(a) The Participant shall have the right to elect to meet his or her withholding requirement (i) by having withheld from such Award at the appropriate time that number of shares of Common Stock, rounded up to the next whole share, the Fair Market Value of which is equal to the amount of withholding taxes due, (ii) by direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to such Award or (iii) by a combination of withholding such shares and paying cash.

(b) The Committee shall have the discretion as to any Award to cause the Company to pay to tax authorities for the benefit of the applicable Participant, or to reimburse such Participant for, the individual taxes which are due on the grant, exercise or vesting of any Award or the lapse of any restriction on any Award (whether by reason of such Participant's filing of an election under Section 83
(b) of the Code or otherwise), including, but not limited to, Federal income tax, state income tax, local income tax and excise tax under Section 4999 of the Code, as well as for any such taxes as may be imposed upon such tax payment or reimbursement.

(c) In the case of Participants who are subject to Section 16 of the Exchange Act, the Committee may impose such limitations and restrictions as it deems necessary or appropriate with respect to the delivery or withholding of shares of Common Stock to meet tax withholding obligations.

9.6. Surrender of Awards. Any Award granted under the Plan may be surrendered to the Company for cancellation on such terms as the Committee and the Participant approve.

9.7 Adjustments to Reflect Capital Changes.

(a) Recapitalization. The number and kind of shares subject to outstanding Awards, the Purchase Price or Exercise Price for such shares, the number and kind of shares available for Awards subsequently granted under the Plan and the maximum number of shares in respect of which Awards can be made to any Participant in any calendar year shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect upon the Plan or the Awards granted under the Plan. The Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.

(b) Merger. After any Merger in which the Company is the surviving corporation, each Participant shall, at no additional cost, be entitled upon any exercise of an Option or receipt of any other Award to receive (subject to any required action by stockholders), in lieu of the number of shares of Common Stock receivable or exercisable pursuant to such Award prior to such Merger, the number and class of shares or other securities to which such Participant would have been entitled pursuant to the terms of the Merger if, at the time of the Merger, such Participant had been the holder of record of a number of shares of Common Stock equal to the number of shares of Common Stock receivable or exercisable pursuant to such Award. Comparable rights shall accrue to each Participant in the event of successive Mergers of the character described above. In the event of a Merger in which the Company is not the surviving corporation, the surviving, continuing, successor or purchasing corporation, as the case may be (the "Acquiring Corporation), will either assume the Company's rights and obligations under outstanding Award Agreements or substitute awards in respect of the Acquiring Corporation's stock for outstanding Awards, provided, however, that if the Acquiring Corporation does not assume or substitute for such outstanding Awards, the Board shall provide prior to the Merger that any unexercisable and/or unvested portion of the outstanding Awards shall be immediately exercisable and vested as of a date prior to such merger or consolidation, as the Board so determines. The exercise and/or vesting of any Award that was permissible solely by reason of this Section 9.7(b) shall be conditioned upon the consummation of the Merger. Any Options which are neither assumed by the Acquiring Corporation not exercised as of the date of the Merger shall terminate effective as of the effective date of the Merger.

(c) Options to Purchase Shares or Stock of Acquired Companies. After any merger in which the Company or a Subsidiary shall be a surviving corporation, the Committee may grant substituted options under the provisions of the Plan, pursuant to Section 424 of the Code, replacing old options granted under a plan of another party to the merger whose shares of stock subject to the old options may no longer be issued following the merger. The manner of application of the foregoing provisions to such options and any appropriate adjustments shall be determined by the Committee in its sole discretion. Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any Options.

9.8 No Right to Employment. No employee or other person shall have any claim of right to be granted an Award under the Plan.
Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any of its Subsidiaries.

9.9. Awards Not Includable for Benefit Purposes. Payments received by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any pension, group insurance or other benefit plan applicable to the Participant which is maintained by the Company or any of its Subsidiaries, except as may be provided under the terms of such plans or determined by the Board.

9.10. Governing Law. All determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Texas and construed in accordance therewith.

9.11. No Strict Construction. No rule of strict construction shall be implied against the Company, the Committee or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Committee.

9.12. Captions. The captions (i.e., all Section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions had been used in the Plan.

9.13. Severability. Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan, such Award and every other Award at any time granted under the Plan shall remain in full force and effect.

9.14. Amendment and Termination.

(a) Amendment. The Board shall have complete power and authority to amend the Plan at any time without the authorization or approval of the Company's stockholders, unless the amendment (i) materially increases the benefits accruing to Participants under the Plan,
(ii) materially increases the aggregate number of securities that may be issued under the Plan or (iii) materially modifies the requirements as to eligibility for participation in the Plan, but in each case only to the extent then required by the Code or applicable law, or deemed necessary or advisable by the Board. No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted under the Plan, materially adversely affect the right of such individual under such Award.

(b) Termination. The Board shall have the right and the power to terminate the Plan at any time. No Award shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any Award outstanding at the time of the termination of the Plan may be exercised after termination of the Plan at any time prior to the expiration date of such Award to the same extent such Award would have been exercisable had the Plan not been terminated.


                                    /s/ Mary Jean Buerer
                                    Mary Jean Buerer, President


EXHIBIT 4.2

                         STOCK GRANT AGREEMENT

                             Pursuant to

                        Eneftech Corporation

                       2001 Stock Incentive Plan


This Stock Grant Agreement (the "Agreement"), dated ___________,
2001, is made by and between Eneftech Corporation, a Texas corporation (the "Company"), and ________________ (the "Grantee").

The Grantee is a _______________________________ of the Company.

For Grantee's service to the Company, the Compensation Committee (the "Committee") of the Board of Directors has determined that it is in the best interests of the Company to issue to the Grantee restricted common stock of the Company as compensation for said services that the Grantee has rendered and will continue to render to the Company, on the terms and conditions set forth herein.

In consideration of the premises and the mutual agreements set forth below, the parties hereto agree as follows:

1. Grant of Stock. Pursuant to the terms and conditions set forth herein, the Company hereby grants and issues to the Grantee (the "Grant") as of the date hereof (the "Grant Date"), up to an aggregate of _________________________ shares (the "Shares") of common stock, par value $.0001 per share, of the Company (the "Common Stock") as hereinafter provided.

2. Non-transferability. Until the Shares hereunder shall vest in accordance with Section 3 hereof, the Shares and any other rights granted hereunder shall not be transferable or assignable by the Grantee (whether by operation of law or otherwise) except by will or the laws of descent and distribution or, if then permitted under Rule 16b-3, pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

3. Vesting of Shares. Subject to the other terms set forth herein, the Shares will vest with the Grantee in full on __________, 2001.

4. Taxes. The Company or any Subsidiary or Affiliate is authorized to withhold from any distribution of Shares amounts of withholding and other taxes due in connection with any transaction involving the Grant, and to take such other action as the Committee may deem advisable to enable the Company or such Subsidiary or Affiliate and the Grantee to satisfy obligations for the payment of withholding taxes and other tax obligations relating to the Grant, if any. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of the Grantee's tax obligations.

5. Termination of Employment. Upon termination of Grantee's employment for any reason, including the breach by the Grantee of the employment agreement among the Grantee and the Company or its subsidiaries, if any, any Shares not already vested in accordance with Section 3 hereof, shall be subject to immediate forfeiture in all respects and Grantee shall have no right or claim to any such unvested Shares.

6. Adjustments. In the event that the Committee shall determine, in its sole discretion, that any dividend or other distribution (whether in the form of cash, shares of Common Stock or other property), recapitalization, stock split, reverse split, any reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, license arrangement, strategic alliance or other similar corporate transaction or event affects the Shares such that an adjustment is appropriate to prevent dilution or enlargement of the rights of the Grantee, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of the number and kind of Shares which may thereafter be issued in connection herewith.

7. No Rights as Stockholder. The Grantee shall have no rights as a stockholder with respect to any Shares subject to the Grant prior to the date on which such Shares shall vest in accordance with Section 3 hereof.

8. Representations of the Company.

a. Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas.

b. Corporate Power. The Company has all necessary corporate power and authority to execute, deliver and perform this Agreement and the transactions contemplated hereby, and has all requisite corporate power and authority to issue the Shares hereunder and to carry out the transactions contemplated hereby.

c. Shares. Upon issuance, the Shares will be duly authorized, validly issued, fully paid and nonassessable, and issued in accordance with applicable laws.

9. Representations of the Grantee.

a. Authority. The Grantee has duly executed and delivered this Agreement to the Company, and its obligations hereunder are the legal, valid and binding obligations of the Grantee and are enforceable in accordance with their terms.

b. Restriction on Transfer; Risk of Forfeiture. The Grantee hereby acknowledges and agrees that the Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), or qualified with the securities regulatory agency of any state and may not be resold or otherwise disposed of unless registered under the Act or qualified with the securities regulatory agency of any state which has jurisdiction over any such transfer or unless an exemption from such registration or qualification is available. The Grantee will transfer the Shares only in accordance with the applicable requirements of all federal and state securities laws. The Grantee acknowledges that the certificate(s) evidencing the Shares will bear a legend regarding restriction on transfer. The Grantee further acknowledges that the Shares are subject to a substantial risk of forfeiture as set forth in Section 5 hereof.

c. Investment. The Grantee is receiving the Shares for its own account, for investment purposes only, and not for the account of any other person, and not with a view to, or for offer or sale in connection with, any distribution, assignment or resale to others or to fractionalization in whole or in part.

10. No Rights to Continued Employment. Nothing in the Grant or this Agreement shall confer upon the Grantee the right to continue in service or be entitled to any remuneration or benefits not set forth in this Agreement or to interfere with or limit in any way the right of the Company or any Subsidiary or Affiliate to terminate the Grantee's service as an officer ofthe Company or any Subsidiary or Affiliate.

11. Compliance with Legal and Exchange Requirements. The granting, issuance and delivery of the Shares pursuant to the terms of this Agreement and the other obligations of the Company hereunder shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Shares hereunder until completion of such stock exchange listing or registration or qualification of such Shares or other required action under any state, federal or foreign law, rule or regulation as the Company may consider appropriate, and may require the Grantee to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations.

12. Change in Control Provisions. In the event of a Change in Control, as defined in the 2001 Stock Incentive Plan (the"Plan"), the Shares shall become fully vested, whether or not theretofore vested as forth herein, as more fully described within the Plan.

13. Notices. All notices or any other communications hereunder shall be in writing and delivered personally or by registered or certified mail or overnight courier, addressed, if to the Company, to Eneftech Corporation, 92 Corporate Park, Ste.
C #273, Irvine, CA 92606-5106, Attention: Secretary; and if to the Grantee, at the address set forth on the signature page hereof, subject to the right of either party to designate at any time hereafter in writing some other address.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California and Texas without giving effect to the conflict of laws principles thereof.

15. No Assignment. Neither this Agreement nor any of the rights or obligations of the Grantee hereunder may be transferred or assigned by the Grantee except as set forth in paragraph 2 hereof.

16. Benefits. This Agreement shall be binding upon and inure to the benefit of the parties hereto. This Agreement is for the sole benefit of the parties hereto and not for the benefit of any other party.

17. Severability. If any provision of this Agreement shall be determined to be illegal and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms.

18. Amendments. No modification, amendment or waiver or any provision of this Agreement shall be effective unless it is in writing and signed by the parties hereto.

19. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by the Chief Executive Officer, and Grantee has executed this Agreement, both as of the day and year first above written.


Eneftech Corporation


By:________________________________________________
Mary Jean Buerer, President


GRANTEE


By:_________________________________________________
Name in print: _____________________________________
Address: ___________________________________________


EXHIBITS  5.0/23.0

                                  LAW OFFICES OF
                                  William Stocker
phone (949) 487-7295 34190   Sepulveda Avenue Suite 200     fax (949) 487-7285
                             Capistrano Beach CA 92624


                                November 30, 2001


To the President and the
Board of Directors
Eneftech Corporation
92 Corporate Park, Sutie C #273
Irvine CA 92606-5106

re: Opinion of Special Counsel

Dear President & Board of Directors:

You have requested my Opinion in connection with the filing of a 1933 Act Registration on Form S-8 of 2,500,000 shares of common stock to be registered thereby to underlie that certain 2001 Stock Incentive Plan. The Issuer's Common Stock is Registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

It is my opinion that the securities proposed to be issued may be validly and properly issued and that such an issuance would be lawful in all respects. The 2001 Stock Incentive Plan Agreement is not a qualified plan of any kind or sort and is not qualified for any special tax treatment under State or Federal Law. If and when issued, the securities would be and must be treated as the equivalent of cash paid and received back as the purchase of securities. The Securities would be issued in compensation for services as provided in the Plan.

It is accordingly my opinion that the issuance requested is entitled to registration on Form S-8.

I understand and consent to the use of this Opinion in connection with your proposed filing of a 1933 Registration Statement on Form S-8.

Very Truly Yours,
/s/William Stocker
William Stocker
special securities counsel